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                                                             Registration No.

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                           --------------------------

                             Teknowledge Corporation
                             -----------------------
             (Exact name of registrant as specified in its charter)

                Delaware                               94-2760916
      ---------------------------------   ------------------------------------
      (State or other jurisdiction        (I.R.S. employer identification no.)
      of incorporation or organization)

                              1810 Embarcadero Road
                               Palo Alto, CA 94303
               ---------------------------------------------------
               (Address of principal executive offices) (Zip code)

                             Teknowledge Corporation
                             1989 Stock Option Plan
                            ------------------------
                            (Full title of the plan)

                                Dennis A. Bugbee
                  Director of Finance, Treasurer and Secretary
                             Teknowledge Corporation
                              1810 Embarcadero Road
                               Palo Alto, CA 94303
                     ---------------------------------------
                     (Name and address of agent for service)

Telephone number, including area code, of agent for service:  415/424-0500

This registration statement, including all exhibits and attachments, contains 11 pages. The exhibit index may be found on page 8 of the consecutively numbered pages of the registration statement.

This registration statement shall hereafter become effective in accordance with Rule 462 promulgated under the Securities Act of 1933, as amended.


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--------------------------------------------------------------------------------

                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------

                                  Proposed          Proposed
Title of                          maximum           maximum
securities      Amount            offering          aggregate     Amount of
to be           to be             price per         offering      registration
registered(1)   registered        share (2)         price         fee
--------------------------------------------------------------------------------


Common Stock    1,160,000         $0.27             $313,200.00   $108.00
Par Value $0.01












(1)  Includes options to acquire such Common Stock.
(2) Estimated pursuant to Rule 457 solely for purposes of calculating the registration fee. The price is based upon the average of the high and low prices of the Common Stock on January 16, 1996 as reported on the National Quotation Bureau "pink sheets" over-the-counter market system.


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                                     PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.     Incorporation of Documents by Reference

            Teknowledge Corporation (the "Company") hereby incorporates by reference in this registration statement the following documents:

            (a) The Company's latest annual report on Form 10-KSB filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), containing audited financial statements for the Company's latest fiscal year ended December 31, 1994 as filed with the Commission.

            (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the registrant document referred to in (a) above.

            (c) The description of the Company's Common Stock contained in the Company's Registration Statement filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

            All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Item 4.     Description of Securities

            The class of securities to be offered is registered under Section 12 of the Exchange Act.

Item 5.     Interests of Named Experts and Counsel

            Inapplicable.

Item 6.     Indemnification of Directors and Officers

            Delaware law authorizes corporations to eliminate the personal liability of directors to corporations and their stockholders for monetary

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damages for breach or alleged breach of the directors' "duty of care." While the
relevant   statute  does  not  change   directors'  duty  of  care,  it  enables
corporations to limit available relief to equitable remedies such as injunction or rescission. The statute has no effect on directors' duty of loyalty, acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, illegal payment of dividends and approval of any transaction from which a director derives an improper personal benefit.

            The Company has adopted provisions in its Certificate of Incorporation which eliminate the personal liability of its directors to the Company and its stockholders for monetary damages for breach or alleged breach of their duty of care. The Bylaws of the Company provide for indemnification of its directors, officers, employees and agents to the full extent permitted by the General Corporation Law of the State of Delaware, the Company's state of incorporation, including those circumstances in which indemnification would otherwise be discretionary under Delaware Law. Section 145 of the General Corporation Law of the State of Delaware provides for indemnification in terms sufficiently broad to indemnify such individuals, under certain circumstances, for liabilities (including reimbursement of expenses incurred) arising under the Securities Act.

Item 7.     Exemption From Registration Claimed

            Inapplicable.

Item 8.     Exhibits

            See Exhibit Index.

Item 9.     Undertakings

            (a)     Rule 415 Offering

            The undersigned registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

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                    (iii) To include any  material  information  with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(l)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       (b) Filing incorporating subsequent Exchange Act documents by reference

            The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (h) Request for acceleration of effective date or filing of registration statement on Form S-8

            Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in


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the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                    SIGNATURE

       Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palo Alto, State of California, on January 16, 1996.

                                       Teknowledge Corporation


                                       By:    /s/ Dennis A. Bugbee
                                              --------------------------------
                                              Dennis A. Bugbee, Director of
                                              Finance, Treasurer and Secretary


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                                POWER OF ATTORNEY

      The officers and directors of Teknowledge Corporation whose signatures appear below, hereby constitute and appoint Frederick Hayes-Roth and Dennis A. Bugbee, and each of them, their true and lawful attorneys and agents, with full power of substitution, each with power to act alone, to sign and execute on behalf of the undersigned any amendment or amendments to this registration statement on Form S-8, and each of the undersigned does hereby ratify and confirm all that each of said attorney and agent, or their or his substitutes, shall do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on January 16, 1996.


Signature                              Title
--------------------------------------------------------------------------------



/s/ Frederick Hayes-Roth
------------------------
Frederick Hayes-Roth                   Chairman of the Board of Directors and
                                       Chief Executive Officer (Principal
                                       Executive Officer)
/s/ Neil A. Jacobstein
----------------------
Neil A. Jacobstein                     President, Chief Operating Officer and
                                       Director

/s/ Dennis A. Bugbee
--------------------
Dennis A. Bugbee                       Director of Finance, Treasurer and
                                       Secretary (Principal Financial and
                                       Accounting Officer)
/s/ Robert T. Marsh
------------------------------
General Robert T. Marsh (Ret.)         Director


/s/ William G. Roth
-------------------
William G. Roth                        Director


/s/ James C. Workman
--------------------
James C. Workman                       Director



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                                  EXHIBIT INDEX

                                                                 Sequentially
                                                                 Numbered Page


      4.1   Amended and Restated                                      --
            Certificate of
            Incorporation of the
            Company is incorporated
            by reference to Exhibit 3.1
            to the Company's
            Quarterly Report on
            Form 10-QSB filed with
            the Securities and
            Exchange Commission
            on June 30, 1994

      4.2   Amended and Restated                                      --
            Bylaws of the Company is
            incorporated by reference to
            Exhibit 3.2 to the Company's
            Quarterly Report on Form 10-QSB
            filed with the Securities and
            Exchange Commission for the
            quarter ended September 30, 1994

      5     Opinion re legality                                       9

      23.1  Consent of Counsel                                        --
            (included in Exhibit 5)

      23.2  Consent of Arthur                                         11
            Andersen LLP

      24    Power of Attorney                                         --
            (included in signature
            pages to this registration
            statement)


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ATTORNEYS AT LAW
400 HAMILTON AVENUE
PALO ALTO, CA 94301-1825
TEL (415) 328-6561
FAX (415) 327-3699

                                                                       EXHIBIT 5


                                                                January 16, 1996


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

      Re:   Teknowledge Corporation
            Registration Statement on Form S-8 Registering Shares Issuable Under the 1989 Stock Option Plan

Ladies and Gentlemen:

            As legal counsel for Teknowledge Corporation, a Delaware corporation (the "Company"), we are rendering this opinion in connection with the registration under the Securities Act of 1933, as amended, of up to 1,160,000 shares of the Common Stock, $0.01 par value, of the Company which may be issued pursuant to the exercise of options granted under the Teknowledge Corporation 1989 Stock Option Plan (the "Plan").

            We have examined all instruments, documents and records which we deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies.

            We are admitted to practice only in the State of California and we express no opinion concerning any law other than the law of the State of California, the corporation laws of the State of Delaware and the federal law of the United States.

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            As to matters of Delaware corporation law, we have based our opinion solely upon our examination of such laws and the rules and regulations of the authorities administering such laws, all as reported in standard, unofficial compilations. We have not obtained opinions of counsel licensed to practice in jurisdictions other than the State of California.

            Based on such examination, we are of the opinion that the 7,017,130 shares of Common Stock which may be issued upon exercise of options granted under the Plan are duly authorized shares of the Company's Common Stock, and, when issued against receipt of the consideration therefor in accordance with the provisions of the Plan, will be validly issued, fully paid and non-assessable.

            We hereby consent to the filing of this opinion as an exhibit to the Registration Statement referred to above and the use of our name wherever it appears in said Registration Statement.


                                       Respectfully submitted,


                                       /s/ Gray Cary Ware & Freidenrich
                                       --------------------------------
                                       GRAY CARY WARE & FREIDENRICH
                                       A Professional Corporation


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                                  EXHIBIT 23.2

                         CONSENT OF ARTHUR ANDERSEN LLP

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated February 21, 1995, included in Teknowledge Corporation's Form 10-KSB for the year ended December 31, 1994, and to all references to our Firm included in this registration statement.

                                       /s/ Arthur Andersen LLP
                                       -----------------------
                                       ARTHUR ANDERSEN LLP


San Jose, California
January 16, 1996